UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

On September 28, 2017, TTM Technologies, Inc. (the “Company”) and certain of its domestic subsidiaries entered into a number of material definitive agreements in connection with the Company’s previously announced debt refinancing, including the closing of the Company’s offering (the “Offering”) of $375.0 million in aggregate principal amount of its 5.625% senior notes due 2025 (the “Notes”) and the syndication of a new $350.0 million senior secured term loan that matures in September 2024 (the “New Term Loan Facility”). The Offering was conducted as a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company used the Offering proceeds, together with borrowings under its New Term Loan Facility, to refinance the full amount of indebtedness outstanding under its previous term loan facility and repay a portion of the amounts outstanding under its U.S. senior secured revolving credit facility, as well as to pay related fees and expenses.

Senior Notes Indenture

On September 28, 2017, the Company issued and sold the Notes, which were priced at par value. Interest on the Notes accrues at the rate of 5.625% per annum and is payable semi-annually in cash in arrears on April 1 and October 1of each year, beginning on April 1, 2018. The Notes were issued pursuant to an indenture, dated as of September 28, 2017 (the “Indenture”), by and among the Company, the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee (in such capacity, the “Indenture Trustee”).

The Notes are irrevocably and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company’s existing and future domestic subsidiaries, subject to certain exceptions (collectively, the “Guarantors”). The Notes and related guarantees are senior unsecured obligations of, respectively, the Company and its Guarantors, and rank equally in right of payment with all of the Company’s and Guarantors’ existing and future senior unsecured indebtedness. The Notes and related guarantees will be effectively subordinated to any of the Company’s and Guarantors’ existing and future secured debt, including the New Term Loan Facility and the Company’s U.S. asset-based lending credit agreement to the extent of the value of the assets securing such debt. In addition, the Notes and related guarantees are structurally subordinated to the liabilities of the Company’s non-guarantor subsidiaries, including indebtedness of the Company’s foreign subsidiaries under the Company’s Asia asset-based lending credit agreement.

The Notes will mature on October 1, 2025. Prior to October 1, 2020, the Company may on any one or more occasions redeem up to 40% of the original aggregate principal amount of the Notes at a redemption price of 105.625% of the aggregate principal amount of the Notes redeemed, with the net cash proceeds of certain equity offerings (in each case, within 90 days of the closing date of any such offerings), so long as at least 60% of the original aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption. At any time prior to October 1, 2020, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium. On or after October 1, 2020, the Company may redeem some or all of the Notes at the applicable redemption price as set forth in the Indenture. If the Company undergoes a change of control (as defined in the Indenture), it will be required to offer to purchase Notes from holders at 101% of their principal amount. If the Company or its restricted subsidiaries dispose of assets, under certain circumstances when the cumulative amount of excess net proceeds not otherwise applied as permitted under the Indenture exceeds $50.0 million, the Company will be required to use such cumulative amount of excess net proceeds to offer to purchase Notes from holders at an offer price in cash equal to 100% of the outstanding principal amount of such Notes. These restrictions and prohibitions are subject to certain qualifications and exceptions. Accrued and unpaid interest to the date of redemption or purchase on the Notes would also be payable in each of the foregoing events of redemption or purchase. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

The Indenture contains customary covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to pay dividends on, redeem or repurchase the Company’s capital stock, make investments or restricted payments, prepay, redeem or repurchase certain debt, enter into transactions with affiliates, sell assets, create liens, incur or guarantee additional indebtedness, designate unrestricted subsidiaries, issue certain preferred stock or similar equity securities, engage in a merger, sale or consolidation, and enter into agreements restricting the ability of the Company’s restricted subsidiaries to pay dividends and make other distributions. Certain of the covenants will be suspended upon the Notes achieving an investment grade rating from specified rating agencies. In addition, the Indenture requires, among other things, the Company to prepare financial and current reports and make such reports available to the Indenture Trustee and holders of the Notes or file such reports electronically with the U.S. Securities and Exchange Commission (the “SEC”). All of the covenants are subject to a number of important exceptions, limitations and qualifications under the Indenture.

Repayment of the Notes may be accelerated upon the occurrence of customary events of default, including, but not limited to, failure to make payment, failure to comply with the obligations set forth in the Indenture, certain defaults on certain other indebtedness, and invalidity of the guarantees under the notes issued pursuant to the Indenture.

Copies of the Indenture and form of Note are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K (“Report”) and incorporated herein by reference thereto. The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Notes.

The Company has various relationships with the initial purchasers of the Notes. Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In particular, affiliates of certain of the initial purchasers have a lending relationship with the Company under the New Term Loan Facility and the Company’s U.S. senior secured revolving credit facility and, accordingly, received a portion of the net proceeds from the Offering. These initial purchasers, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

New Term Loan Facility

Concurrent with the closing of the Offering, on September 28, 2017, the Company entered into the New Term Loan Facility pursuant to a Second Amendment (“Amendment”) to the Term Loan Credit Agreement dated May 31, 2015, as amended by the First Amendment, dated as of September 27, 2016 (the “TLB Agreement”), among the Company, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents thereto. Pursuant to the Amendment, the TLB Agreement was amended to (a) reduce the amount outstanding under the TLB Agreement to $350.0 million, (b) reduce the applicable margin for Eurodollar Loans to 2.50% and the applicable margin for ABR Loans to 1.50% (which is a reduction of 1.75% for each type of loan), (c) extend the maturity date of the TLB Agreement from May 31, 2021 to September 28, 2024 and (d) make certain other changes to the TLB Agreement.

A copy of the New Term Loan Facility is filed as Exhibit 10.1 to this Report and incorporated herein by reference thereto. The foregoing summary of the amendments to the TLB Agreement pursuant to the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the TLB Agreement as amended by the Amendment.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under Item 1.01 of this Report are also responsive to this Item 2.03 and are hereby incorporated by reference into this Item 2.03.

Section 3 - Securities and Trading Markets

Item 3.03 Material Modifications to Rights of Security Holders.

Pursuant to the terms of the Indenture and the New Term Loan Facility, the Company is subject to certain restrictions on its ability to declare or pay any dividend or make any other payments or distributions on account of any capital stock of the Company and its restricted subsidiaries. The disclosures above under Item 1.01 of this Report regarding such restrictions are also responsive to this Item 3.03 and are hereby incorporated by reference into this Item 3.03.

Section 7 - Regulation FD

Item 7.01 – Regulation FD Disclosure.

On September 28, 2017, the Company issued a press release announcing the closing of the Offering and the New Term Loan Facility (the “Closing Press Release”). A copy of the Closing Press Release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

Certain Information

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index which is hereby incorporated by reference.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated as of September 28, 2017, by and among the Company, the Guarantors named therein, and Wilmington Trust, National Association, as Indenture Trustee.

4.2	Form of 5.625% Senior Notes due 2025 (included as exhibits to the Indenture filed as Exhibit 4.1).

10.1	Second Amendment to Term Loan Credit Agreement, by and among TTM Technologies, Inc., as Borrower, the several Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, Deutsche Bank Securities Inc. and Sun Trust Bank, as Co-Documentation Agents, and Sun Trust Bank, as participant, dated as of September 28, 2017.

99.1	Press Release dated September 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: September 29, 2017	/s/ Daniel J. Weber
By: Daniel J. Weber
Senior Vice President, General Counsel & Secretary